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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-1000955 and on Form S-3 No. 333-114699 of our report dated July 29, 2004, with respect to the financial statements and schedule of Array BioPharma Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ ERNST & YOUNG LLP

Denver, Colorado
September 1, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM